Exhibit 99.1

IMS Health Reports Strong Momentum in Second-Quarter 2006, Delivering
                      12 Percent Revenue Growth;
                   Raises EPS Guidance for the Year

    FAIRFIELD, Conn.--(BUSINESS WIRE)--July 19, 2006--IMS Health (NYSE: RX), the world's leading provider of market intelligence to the pharmaceutical and healthcare industries, today announced second-quarter 2006 revenue of $486.2 million, up 12 percent on a reported and constant-dollar basis, compared with revenue of $433.3 million for the second quarter of 2005.
    The company also announced that it is raising its 2006 earnings-per-share guidance. Adjusted diluted earnings per share for 2006, excluding the expensing of equity-based compensation, is now expected to be in the $1.47 - $1.53 range, up from $1.45 - $1.51. See Note (i) for an explanation of the reconciliation between expected SEC-reported and adjusted full-year diluted earnings per share.
    "IMS delivered another strong performance in the second quarter, the result of a focused team that continues to execute well across all regions and business lines," said David R. Carlucci, IMS chairman and chief executive officer. "Our clients clearly recognize the value and relevance of our offerings in helping them address their challenges and capitalize on opportunities worldwide. We have great momentum, and our business is stronger than ever."
    Second-quarter 2006 diluted earnings per share on an SEC-reported basis was $0.30, compared with $0.41 in the prior year. Excluding the expensing of equity-based compensation, on an adjusted basis, earnings per share was $0.39, a 15 percent increase, compared with $0.34 per share in the same period last year. Including the expensing of equity-based compensation, adjusted earnings per share for the second quarter was $0.34. Net income on an SEC-reported basis was $62.7 million, compared with $93.2 million in the year-earlier quarter. On an adjusted basis, excluding the expensing of equity-based compensation, net income rose 2 percent to $79.3 million for the 2006 second quarter, compared with net income of $77.8 million in the prior year. Including the expensing of equity-based compensation, adjusted net income for the second quarter of 2006 was $70.9 million, down 9 percent.
    Operating income in the second quarter of 2006 was $106.3 million on an SEC-reported basis, up 3 percent, compared with $103.3 million in the year-earlier period. On an adjusted basis, excluding the expensing of equity-based compensation, second-quarter operating income was $124.4 million, a 12 percent increase (11 percent constant dollar), compared with $110.7 million in the year-earlier period. Including the expensing of equity-based compensation, adjusted operating income in the 2006 second quarter was $112.3 million, up 1 percent reported and flat constant dollar, over the prior year.
    Adjusted results for the 2006 second quarter exclude certain pre-tax income items totaling $33.7 million, primarily due to a payment received from VNU, N.V. related to the termination of the proposed merger that was announced last November, as well as certain net tax provisions of approximately $41.9 million, including a tax charge of $21.4 million related to a reorganization of several of the company's subsidiaries. Second-quarter 2005 results on an adjusted basis exclude a one-time tax benefit of $24.3 million related to repatriating $647 million of previously undistributed foreign earnings under the American Jobs Creation Act (See Notes to Financial Tables).

    First-Half 2006 Results

    For the first half of 2006, revenues were $932.4 million, up 10 percent (12 percent constant dollar), compared with revenue of $844.3 million for the first half of 2005. Diluted earnings per share on an SEC-reported basis for the first half of 2006 was $0.86, compared with $0.54 in the prior year. Excluding the expensing of equity-based compensation, on an adjusted basis, earnings per share in the 2006 first half was $0.72, a 14 percent increase, compared with $0.63 per share in the same period last year. Including the expensing of equity-based compensation, adjusted earnings per share for the first six months of this year was $0.65, up 3 percent. Net income on an SEC-reported basis for the first half of 2006 was $180.8 million, compared with $123.5 million in the year-earlier period. On an adjusted basis, excluding the expensing of equity-based compensation, net income for the 2006 first half rose 4 percent to $151.4 million, compared with net income of $145.9 million in the same period last year. Including the expensing of equity-based compensation, adjusted net income for the first six months of 2006 was $136.1 million, down 7 percent.
    For the first six months of 2006, operating income was $203.1 million on an SEC-reported basis, a 1 percent increase, compared with $200.2 million in the year-earlier period. On an adjusted basis, excluding the expensing of equity-based compensation, operating income for the 2006 first half was $230.8 million, an 11 percent increase (12 percent constant dollar), compared with $207.6 million in the year-earlier period. Including the expensing of equity-based compensation, adjusted operating income in the 2006 first six months was $209.1 million, up 1 percent on a reported basis and 2 percent on a constant-dollar basis over the prior year.
    Adjusted results for the 2006 first half exclude certain pre-tax income items totaling $35.2 million primarily from the terminated VNU merger, as well as certain net tax benefits of $9.4 million. First-half 2005 results on an adjusted basis exclude a one-time tax charge of $42.8 million related to repatriating $647 million of previously undistributed foreign earnings under the American Jobs Creation Act (See Notes to Financial Tables).

    Balance Sheet Highlights

    IMS's cash and cash equivalents as of June 30, 2006 totaled $150.4 million, compared with $362.9 million on December 31, 2005. Total debt as of June 30, 2006 was $1,050.5 million, up from $611.4 million at the end of 2005.

    Share Repurchase Program, Shares Outstanding

    IMS repurchased no additional shares in the second quarter of 2006. In January 2006, the board of directors authorized the company to repurchase 30 million IMS shares, of which approximately 11 million remain available to repurchase.
    The number of actual shares outstanding as of June 30, 2006 was approximately 201.5 million, compared with 225.8 million as of June 30, 2005.

    About IMS

    Operating in more than 100 countries, IMS Health is the world's leading provider of market intelligence to the pharmaceutical and healthcare industries. With $1.8 billion in 2005 revenue and more than 50 years of industry experience, IMS offers leading-edge business intelligence products and services that are integral to clients' day-to-day operations, including portfolio optimization capabilities; launch and brand management solutions; sales force effectiveness innovations; managed care and over-the-counter offerings; and consulting and services solutions that improve ROI and the delivery of quality healthcare worldwide. Additional information is available at http://www.imshealth.com.

    Conference Call and Webcast Details

    IMS will host a conference call at 5 p.m. Eastern time today to discuss its second-quarter results. To participate, please dial 1-888 793-1728 (U.S. and Canada) and 1-212 346-6554 (outside the U.S. and Canada) approximately 15 minutes before the scheduled start of the call. The conference call also will be accessible live on the Investor Relations section of the IMS Website at www.imshealth.com. Prior to the conference call, a copy of this press release and any other financial or statistical information presented during the call will be made available in the "Investors" area of IMS's Website.

    A replay of the conference call will be available online on the Investor Relations section of the IMS Website and via telephone by dialing 1-800 633-8284 (U.S. and Canada) or 1-402 977 9140 (outside the U.S. and Canada), and entering access code 21294774 beginning at 7:30 p.m. Eastern time today.

    Forward-Looking Statements

    This press release includes statements that may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although IMS Health believes the expectations contained in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove correct. This information may involve risks and uncertainties that could cause actual results of IMS Health to differ materially from the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to (i) the risks associated with operating on a global basis, including fluctuations in the value of foreign currencies relative to the U.S. dollar, and the ability to successfully hedge such risks,
(ii) to the extent IMS Health seeks growth through acquisitions and joint ventures, the ability to identify, consummate and integrate acquisitions and joint ventures on satisfactory terms, (iii) the ability to develop new or advanced technologies and systems for its businesses on time and on a cost-effective basis, (iv) regulatory, legislative and enforcement initiatives, particularly in the areas of medical privacy and tax, (v) to the extent unforeseen cash needs arise, the ability to obtain financing on favorable terms, and (vi) deterioration in economic conditions, particularly in the pharmaceutical, healthcare or other industries in which IMS Health's customers operate. Additional information on factors that may affect the business and financial results of the Company can be found in the filings of the company made from time to time with the Securities and Exchange Commission and in Note (i) of this press release.


                                Table 1
                              IMS Health
                       SEC Income Statement (a)
                      Three Months Ended June 30
               (unaudited, in millions except per share)

                                                 2006    2005   % Fav
                                                 SEC     SEC   (Unfav)
                                                ----------------------
Revenue (b)
   Sales Force Effectiveness                    $230.0  $207.1    11 %
   Portfolio Optimization                        138.6   124.6    11
   Launch, Brand and Other                       117.7   101.6    16
                                                ------- -------
   Total                                         486.2   433.3    12

Operating Expenses (c)
   Operating Costs                              (211.9) (185.3)  (14)
   Selling and Administrative                   (133.2) (111.6)  (19)
   Depreciation and Amortization                 (28.8)  (25.6)  (12)
   Merger Costs (e)                               (6.0)   (7.4)   19
                                                ------- -------
   Total                                        (379.9) (330.0)  (15)

Operating Income                                 106.3   103.3     3

Interest Expense, net                             (9.0)   (4.6)  (95)
Gains (Losses) from Investments, net (d)           0.1    (0.3)   NM
Other Income, net (f)                             36.9     8.6    NM
                                                ------- -------  ----
Pretax Income                                    134.3   107.0    25

Provision for Income Taxes (g)                   (71.6)  (13.9)   NM
                                                ------- -------  ----
Net Income                                       $62.7   $93.2   (33)

Diluted EPS:
   Total Diluted EPS                             $0.30   $0.41   (25)%

Shares Outstanding:
   Weighted Average Diluted                      205.8   229.5    10 %
   End-of-Period Actual                          201.5   225.8    11
   Weighted Average Basic                        200.8   225.9    11

The accompanying notes are an integral part of these financial tables.


                                Table 2
                              IMS Health
                       SEC Income Statement (a)
                       Six Months Ended June 30
               (unaudited, in millions except per share)

                                                2006   2005     % Fav
                                                SEC    SEC     (Unfav)
                                               -----------------------
Revenue (b)
   Sales Force Effectiveness                   $444.1  $407.1     9  %
   Portfolio Optimization                       268.4   251.3     7
   Launch, Brand and Other                      219.9   185.9    18
                                               ------- -------
   Total                                        932.4   844.3    10

Operating Expenses (c)
   Operating Costs                             (409.8) (365.3)  (12)
   Selling and Administrative                  (257.4) (221.1)  (16)
   Depreciation and Amortization                (56.1)  (50.3)  (12)
   Merger Costs (e)                              (6.0)   (7.4)   19
                                               ------- -------
   Total                                       (729.3) (644.1)  (13)

Operating Income                                203.1   200.2     1

Interest Expense, net                           (15.9)   (8.4)  (89)
Gains (Losses) from Investments, net (d)          2.7     2.4    16
Other Income, net (f)                            38.6    17.9   116
                                               ------- -------  ----
Pretax Income                                   228.6   212.0     8

Provision for Income Taxes (g)                  (47.8)  (88.5)   46
                                               ------- -------
Net Income                                     $180.8  $123.5    46

Diluted EPS:
   Total Diluted EPS                            $0.86   $0.54    61  %

Shares Outstanding:
   Weighted Average Diluted                     209.6   230.5     9  %
   End-of-Period Actual                         201.5   225.8    11
   Weighted Average Basic                       205.0   226.9    10

The accompanying notes are an integral part of these financial tables.


                                Table 3
                              IMS Health
                     Adjusted Income Statement (a)
                   Excluding SFAS 123r Cost/Expense
                      Three Months Ended June 30
               (unaudited, in millions except per share)

                                    2006     2005   % Fav   Constant $
                                  Adjusted Adjusted (Unfav) Growth (h)
                                 -------------------------------------
Revenue (b)
   Sales Force Effectiveness       $230.0   $207.1     11 %       11 %
   Portfolio Optimization           138.6    124.6     11         11
   Launch, Brand and Other          117.7    101.6     16         15
                                 --------- --------
   Total                            486.2    433.3     12         12

Operating Expenses (c)
   Operating Costs                 (210.0)  (185.3)   (13)
   Selling and Administrative      (123.0)  (111.6)   (10)
   Depreciation and Amortization    (28.8)   (25.6)   (12)
                                 --------- --------
   Total                           (361.8)  (322.6)   (12)

Operating Income                    124.4    110.7     12         11

Interest Expense, net                (9.0)    (4.6)   (95)
Other Income (Expense), net (f)      (2.8)     3.2     NM
                                 --------- --------
Pretax Income                       112.7    109.3      3

Provision for Income Taxes (g)      (33.3)   (31.5)    (6)
                                 --------- --------

Net Income                          $79.3    $77.8      2 %

Diluted EPS:
   Total Diluted EPS                $0.39    $0.34     15 %

Shares Outstanding:
   Weighted Average Diluted         205.8    229.5     10 %
   End-of-Period Actual             201.5    225.8     11
   Weighted Average Basic           200.8    225.9     11

The accompanying notes are an integral part of these financial tables.


                                Table 4
                              IMS Health
                     Adjusted Income Statement (a)
                   Excluding SFAS 123r Cost/Expense
                       Six Months Ended June 30
               (unaudited, in millions except per share)

                                   2006      2005   % Fav   Constant $
                                 Adjusted  Adjusted (Unfav) Growth (h)
                                --------------------------------------
Revenue (b)
   Sales Force Effectiveness       $444.1   $407.1     9 %        11 %
   Portfolio Optimization           268.4    251.3     7           9
   Launch, Brand and Other          219.9    185.9    18          20
                                ---------- --------
   Total                            932.4    844.3    10          12

Operating Expenses (c)
   Operating Costs                 (406.5)  (365.3)  (11)
   Selling and Administrative      (239.0)  (221.1)   (8)
   Depreciation and Amortization    (56.1)   (50.3)  (12)
                                ---------- --------
   Total                           (701.6)  (636.7)  (10)

Operating Income                    230.8    207.6    11          12

Interest Expense, net               (15.9)    (8.4)  (89)
Gains from Investments (d)            3.2      3.0     7
Other Income (Expense), net (f)      (3.0)     2.8    NM
                                ---------- --------
Pretax Income                       215.0    205.0     5

Provision for Income Taxes (g)      (63.6)   (59.1)   (8)
                                ---------- --------

Net Income                         $151.4   $145.9     4 %

Diluted EPS:
   Total Diluted EPS                $0.72    $0.63    14 %

Shares Outstanding:
   Weighted Average Diluted         209.6    230.5     9 %
   End-of-Period Actual             201.5    225.8    11
   Weighted Average Basic           205.0    226.9    10

The accompanying notes are an integral part of these financial tables.


                                Table 5
                              IMS Health
                     Adjusted Income Statement (a)
                   Including SFAS 123r Cost/Expense
                      Three Months Ended June 30
               (unaudited, in millions except per share)

                                    2006     2005   % Fav   Constant $
                                  Adjusted Adjusted (Unfav) Growth (h)
                                 -------------------------------------
Revenue (b)
   Sales Force Effectiveness       $230.0   $207.1    11 %        11 %
   Portfolio Optimization           138.6    124.6    11          11
   Launch, Brand and Other          117.7    101.6    16          15
                                 --------- --------
   Total                            486.2    433.3    12          12

Operating Expenses (c)
   Operating Costs                 (211.9)  (185.3)  (14)
   Selling and Administrative      (133.2)  (111.6)  (19)
   Depreciation and Amortization    (28.8)   (25.6)  (12)
                                 --------- --------
   Total                           (373.9)  (322.6)  (16)

Operating Income                    112.3    110.7     1           0

Interest Expense, net                (9.0)    (4.6)  (95)
Other Income (Expense), net (f)      (2.8)     3.2    NM
                                 --------- --------
Pretax Income                       100.6    109.3    (8)

Provision for Income Taxes (g)      (29.7)   (31.5)    6
                                 --------- --------

Net Income                          $70.9    $77.8    (9)%

Diluted EPS:
   Total Diluted EPS                $0.34    $0.34     0 %

Shares Outstanding:
   Weighted Average Diluted         205.8    229.5    10 %
   End-of-Period Actual             201.5    225.8    11
   Weighted Average Basic           200.8    225.9    11

The accompanying notes are an integral part of these financial tables.


                                Table 6
                              IMS Health
                     Adjusted Income Statement (a)
                   Including SFAS 123r Cost/Expense
                       Six Months Ended June 30
               (unaudited, in millions except per share)

                                    2006     2005   % Fav   Constant $
                                  Adjusted Adjusted (Unfav) Growth (h)
                                 -------------------------------------
Revenue (b)
   Sales Force Effectiveness       $444.1   $407.1     9 %        11 %
   Portfolio Optimization           268.4    251.3     7           9
   Launch, Brand and Other          219.9    185.9    18          20
                                 --------- --------
   Total                            932.4    844.3    10          12

Operating Expenses (c)
   Operating Costs                 (409.8)  (365.3)  (12)
   Selling and Administrative      (257.4)  (221.1)  (16)
   Depreciation and Amortization    (56.1)   (50.3)  (12)
                                 --------- --------
   Total                           (723.3)  (636.7)  (14)

Operating Income                    209.1    207.6     1           2

Interest Expense, net               (15.9)    (8.4)  (89)
Gains from Investments (d)            3.2      3.0     7
Other Income (Expense), net (f)      (3.0)     2.8    NM
                                 --------- --------
Pretax Income                       193.3    205.0    (6)

Provision for Income Taxes (g)      (57.2)   (59.1)    3
                                 --------- --------

Net Income                         $136.1   $145.9    (7)%

Diluted EPS:
   Total Diluted EPS                $0.65    $0.63     3 %

Shares Outstanding:
   Weighted Average Diluted         209.6    230.5     9 %
   End-of-Period Actual             201.5    225.8    11
   Weighted Average Basic           205.0    226.9    10

The accompanying notes are an integral part of these financial tables.


                                Table 7
                              IMS Health
                Reconciliation of Adj. Income Statement
           Excluding to Including SFAS 123r cost/expense (a)
                   Three Months Ended June 30, 2006
               (unaudited, in millions except per share)

                                      Excluding   SFAS 123r  Including
                                      SFAS 123r  Adjustments SFAS 123r
                                     ---------------------------------
Revenue (b)
   Sales Force Effectiveness            $230.0         $0.0    $230.0
   Portfolio Optimization                138.6          0.0     138.6
   Launch, Brand and Other               117.7          0.0     117.7
                                        -------      -------   -------
   Total                                 486.2          0.0     486.2

Operating Expenses (c)
   Operating Costs                      (210.0)        (1.9)   (211.9)
   Selling and Administrative           (123.0)       (10.2)   (133.2)
   Depreciation and Amortization         (28.8)         0.0     (28.8)
                                        -------      -------   -------
   Total                                (361.8)       (12.1)   (373.9)

Operating Income                         124.4        (12.1)    112.3

Interest Expense, net                     (9.0)         0.0      (9.0)
Other Income (Expense), net (d)           (2.8)         0.0      (2.8)
                                        -------      -------   -------
Pretax Income                            112.7        (12.1)    100.6

Provision for Income Taxes (g)           (33.3)         3.6     (29.7)
                                        -------      -------   -------

Net Income                               $79.3        $(8.5)    $70.9

Diluted EPS:
   Total Diluted EPS                     $0.39       $(0.04)    $0.34

Shares Outstanding:
   Weighted Average Diluted              205.8          0.0     205.8
   End-of-Period Actual                  201.5          0.0     201.5
   Weighted Average Basic                200.8          0.0     200.8

The accompanying notes are an integral part of these financial tables.


                                Table 8
                              IMS Health
                Reconciliation of Adj. Income Statement
           Excluding to Including SFAS 123r cost/expense (a)
                    Six Months Ended June 30, 2006
               (unaudited, in millions except per share)

                                      Excluding   SFAS 123r  Including
                                      SFAS 123r  Adjustments SFAS 123r
                                     ---------------------------------
Revenue (b)
   Sales Force Effectiveness            $444.1         $0.0    $444.1
   Portfolio Optimization                268.4          0.0     268.4
   Launch, Brand and Other               219.9          0.0     219.9
                                        -------      -------   -------
   Total                                 932.4          0.0     932.4

Operating Expenses (c)
   Operating Costs                      (406.5)        (3.3)   (409.8)
   Selling and Administrative           (239.0)       (18.4)   (257.4)
   Depreciation and Amortization         (56.1)         0.0     (56.1)
                                        -------      -------   -------
   Total                                (701.6)       (21.7)   (723.3)

Operating Income                         230.8        (21.7)    209.1

Interest Expense, net                    (15.9)         0.0     (15.9)
Gains from Investments (d)                 3.2          0.0       3.2
Other Expense, net (f)                    (3.0)         0.0      (3.0)
                                        -------      -------   -------
Pretax Income                            215.0        (21.7)    193.3

Provision for Income Taxes (g)           (63.6)         6.5     (57.2)
                                        -------      -------   -------

Net Income                              $151.4       $(15.2)   $136.1

Diluted EPS:
   Total Diluted EPS                     $0.72       $(0.07)    $0.65

Shares Outstanding:
   Weighted Average Diluted              209.6          0.0     209.6
   End-of-Period Actual                  201.5          0.0     201.5
   Weighted Average Basic                205.0          0.0     205.0

The accompanying notes are an integral part of these financial tables.


                                Table 9
                              IMS Health
         Reconciliation from SEC to Adjusted Income Statement
                 Including SFAS 123r Cost/Expense (a)
                   Three Months Ended June 30, 2006
               (unaudited, in millions except per share)


                                            SEC   Adjustments Adjusted
                                           ---------------------------
Revenue (b)
   Sales Force Effectiveness               $230.0       $0.0   $230.0
   Portfolio Optimization                   138.6        0.0    138.6
   Launch, Brand and Other                  117.7        0.0    117.7
                                           -------     ------  -------
   Total                                    486.2        0.0    486.2

Operating Expenses (c)
   Operating Costs                         (211.9)       0.0   (211.9)
   Selling and Administrative              (133.2)       0.0   (133.2)
   Depreciation and Amortization            (28.8)       0.0    (28.8)
   Merger Costs (e)                          (6.0)       6.0      0.0
                                           -------     ------  -------
   Total                                   (379.9)       6.0   (373.9)

Operating Income                            106.3        6.0    112.3

Interest Expense, net                        (9.0)       0.0     (9.0)
Gains from Investments, net (d)               0.1       (0.1)     0.0
Other Income (Expense), net (f)              36.9      (39.6)    (2.8)
                                           -------     ------  -------
Pretax Income                               134.3      (33.7)   100.6

Provision for Income Taxes (g)              (71.6)      41.9    (29.7)
                                           -------     ------  -------

Net Income                                  $62.7       $8.2    $70.9

Diluted EPS:
   Total Diluted EPS                        $0.30      $0.04    $0.34

Shares Outstanding:
   Weighted Average Diluted                 205.8        0.0    205.8
   End-of-Period Actual                     201.5        0.0    201.5
   Weighted Average Basic                   200.8        0.0    200.8

The accompanying notes are an integral part of these financial tables.


                               Table 10
                              IMS Health
         Reconciliation from SEC to Adjusted Income Statement
                 Including SFAS 123r Cost/Expense (a)
                    Six Months Ended June 30, 2006
               (unaudited, in millions except per share)

                                            SEC   Adjustments Adjusted
                                           ---------------------------
Revenue (b)
   Sales Force Effectiveness               $444.1       $0.0   $444.1
   Portfolio Optimization                   268.4        0.0    268.4
   Launch, Brand and Other                  219.9        0.0    219.9
                                           -------     ------  -------
   Total                                    932.4        0.0    932.4

Operating Expenses (c)
   Operating Costs                         (409.8)       0.0   (409.8)
   Selling and Administrative              (257.4)       0.0   (257.4)
   Depreciation and Amortization            (56.1)       0.0    (56.1)
   Merger Costs (e)                          (6.0)       6.0      0.0
                                           -------     ------  -------
   Total                                   (729.3)       6.0   (723.3)

Operating Income                            203.1        6.0    209.1

Interest Expense, net                       (15.9)       0.0    (15.9)
Gains from Investments, net (d)               2.7        0.5      3.2
Other Income (Expense), net (f)              38.6      (41.7)    (3.0)
                                           -------     ------  -------
Pretax Income                               228.6      (35.2)   193.3

Provision for Income Taxes (g)              (47.8)      (9.4)   (57.2)
                                           -------     ------  -------

Net Income                                 $180.8      (44.6)  $136.1

Diluted EPS:
   Total Diluted EPS                        $0.86      (0.21)   $0.65

Shares Outstanding:
   Weighted Average Diluted                 209.6        0.0    209.6
   End-of-Period Actual                     201.5        0.0    201.5
   Weighted Average Basic                   205.0        0.0    205.0

The accompanying notes are an integral part of these financial tables.


                               Table 11
                              IMS Health
       Reconciliation from SEC to Adjusted Income Statement (a)
                   Three Months Ended June 30, 2005
               (unaudited, in millions except per share)

                                            SEC   Adjustments Adjusted
                                           ---------------------------
Revenue (b)
   Sales Force Effectiveness               $207.1       $0.0   $207.1
   Portfolio Optimization                   124.6        0.0    124.6
   Launch, Brand and Other                  101.6        0.0    101.6
                                           -------     ------  -------
   Total                                    433.3        0.0    433.3

Operating Expenses (c)
   Operating Costs                         (185.3)       0.0   (185.3)
   Selling and Administrative              (111.6)       0.0   (111.6)
   Depreciation and Amortization            (25.6)       0.0    (25.6)
   Merger Costs (e)                          (7.4)       7.4      0.0
                                           -------     ------  -------
   Total                                   (330.0)       7.4   (322.6)

Operating Income                            103.3        7.4    110.7

Interest Expense, net                        (4.6)       0.0     (4.6)
Gains from Investments, net (d)              (0.3)       0.3      0.0
Other Income (Expense), net (f)               8.6       (5.4)     3.2
                                           -------     ------  -------
Pretax Income                               107.0        2.3    109.3

Provision for Income Taxes (g)              (13.9)     (17.6)   (31.5)
                                           -------     ------  -------

Net Income                                  $93.2     $(15.4)   $77.8

Diluted EPS:
   Total Diluted EPS                        $0.41     $(0.07)   $0.34

Shares Outstanding:
   Weighted Average Diluted                 229.5        0.0    229.5
   End-of-Period Actual                     225.8        0.0    225.8
   Weighted Average Basic                   225.9        0.0    225.9

The accompanying notes are an integral part of these financial tables.


                               Table 12
                              IMS Health
       Reconciliation from SEC to Adjusted Income Statement (a)
                    Six Months Ended June 30, 2005
               (unaudited, in millions except per share)

                                            SEC   Adjustments Adjusted
                                           ---------------------------
Revenue (b)
   Sales Force Effectiveness               $407.1       $0.0   $407.1
   Portfolio Optimization                   251.3        0.0    251.3
   Launch, Brand and Other                  185.9        0.0    185.9
                                           -------     ------  -------
   Total                                    844.3        0.0    844.3

Operating Expenses (c)
   Operating Costs                         (365.3)       0.0   (365.3)
   Selling and Administrative              (221.1)       0.0   (221.1)
   Depreciation and Amortization            (50.3)       0.0    (50.3)
   Merger Costs (e)                          (7.4)       7.4      0.0
                                           -------     ------  -------
   Total                                   (644.1)       7.4   (636.7)

Operating Income                            200.2        7.4    207.6

Interest Expense, net                        (8.4)       0.0     (8.4)
Gains from Investments, net (d)               2.4        0.7      3.0
Other Income (Expense), net (f)              17.9      (15.1)     2.8
                                           -------     ------  -------
Pretax Income                               212.0       (7.1)   205.0

Provision for Income Taxes (g)              (88.5)      29.5    (59.1)
                                           -------     ------  -------

Net Income                                 $123.5      $22.4   $145.9

Diluted EPS:
   Total Diluted EPS                        $0.54      $0.09    $0.63

Shares Outstanding:
   Weighted Average Diluted                 230.5        0.0    230.5
   End-of-Period Actual                     225.8        0.0    225.8
   Weighted Average Basic                   226.9        0.0    226.9

The accompanying notes are an integral part of these financial tables.


                               Table 13
                              IMS Health
               Selected Consolidated Balance Sheet Items
                       (unaudited, in millions)

                                       June 30, 2006   Dec. 31, 2005
                                       -------------   -------------

Cash and cash equivalents                  $150.4          $362.9

Accounts receivable, net                    332.3           297.3

Total Long-term debt                      1,050.5           611.4

The accompanying notes are an integral part of these financial tables.


                              IMS Health
                       NOTES TO FINANCIAL TABLES

(a) "Adjusted Income Statement" (Tables 5 and 6) includes SFAS 123r and differs from "Adjusted Income Statement" (Tables 3 and 4) which excludes SFAS 123r by amounts detailed on Tables 7 and 8. "Adjusted Income Statement" (Tables 5 and 6) differs from the "SEC Income Statement" (Tables 1 and 2) by amounts that are detailed on Tables 9, 10, 11, and 12. Adjusted results are those used by management for the purposes of global business decision-making, including developing budgets and managing expenditures. Adjusted results exclude certain U.S. GAAP measures to the extent that management believes exclusion will facilitate comparisons across periods and more clearly indicate trends. Although IMS discloses adjusted results in order to give a full picture to investors of its business as seen by management, these adjusted results are not prepared specifically for investors and are not a replacement for the more comprehensive information for investors included in IMS's U.S. GAAP results. The method IMS uses to prepare adjusted results differs in significant respects from U.S. GAAP and is likely to differ from the methods used by other companies. Investors interested in management's adjusted results are urged to review the detailed reconciliations of the adjusted measures to comparable U.S. GAAP results.

(b) Revenue in 2005 has been reclassified between business lines to conform to the 2006 presentation. Consulting and Services revenue was $92.5 million in the second quarter 2006, up 46% on both a reported and constant dollar basis, from $63.2 million in the second quarter 2005. First half 2006 Consulting and Services revenue was $161.5 million, up 37% (39% constant dollar) from $118.0 million in first half 2005.

(c) Operating expenses in 2005 reflect a reclassification between operating costs and selling and administrative expenses to make them comparable with the 2006 presentation.

(d) Gains from investments, net were $0.1 million in the second quarter of 2006, relating primarily to a $0.3 million gain from the sale of an investment, partially offset by $0.2 million of management fees for the Enterprise investments. This is compared with a net loss of $0.3 million in the second quarter of 2005, relating primarily to management fees for the Enterprise investments. For the first six months of 2006, Gains from investments, net were $2.7 million, relating primarily to a $3.3 million gain from the sale of an investment in Allscripts and the items discussed above, partially offset by $0.5 million of management fees and writedowns for the Enterprise investments. This is compared with a $2.4 million gain for the first six months of 2005, resulting from the $3.0 million gain on the sale of a 20% interest we held in a German company (GPI), partially offset by $0.6 million of management fees for the Enterprise investments. These gains and losses from Enterprise investments are excluded from adjusted results because they relate to non-strategic investments and are not related to IMS's core business operations.

(e) Merger costs in second quarter 2006 relate to investment bankers' fees due on the receipt of the $45.0 million payment from VNU, N.V. (see note (f)). Merger costs during the second quarter of 2005 relate to professional fees incurred in connection with IMS's proposed merger with VNU, N.V., as announced on July 11, 2005. These costs, and the associated tax benefits, are excluded from adjusted results because they were incurred specifically in relation to the proposed merger of IMS with VNU, N.V. and are not related to IMS's core business operations. This merger agreement was terminated in November, 2005.

(f) Other income (expense), net in the second quarter and first six months of 2006 includes $45.0 million related to a payment from VNU associated with terminating the proposed merger. The merger termination agreement provided that VNU would pay IMS $45.0 million in the event VNU had a change of control within twelve months of the merger termination; this event occurred in second quarter 2006. This payment has been excluded from adjusted results because it is not related to IMS's core business operations. For the first six months of 2005, Other income (expense), net included $1.2 million for IRI legal fees. These expenses are excluded from adjusted results because they relate to a D&B legacy matter and are not related to IMS's core business operations. In addition, Other income (expense), net excludes a quarterly phasing adjustment of foreign currency hedge gains (losses), net of $5.4 million and $3.3 million in the second quarter and first six months of 2006, respectively, compared with $(5.5) million and $(16.3) million in the second quarter and first six months of 2005, respectively. This phasing adjustment is made to adjusted results in order to more closely match the timing of foreign exchange hedge gains (losses) with the operating income being hedged. For the full year, there is no difference between the hedge losses in adjusted and SEC results.

(g) The tax provision for the second quarter and first six months of 2006 includes a tax provision of $12.6 million and $13.1 million, respectively, related to the Enterprise investments described in note (d) and the items described in notes (e) and (f). The tax provision for the second quarter and first six months of 2005 includes a tax benefit of $1.2 million and a tax provision of $2.0 million, respectively, related to the Enterprise investments described in note (d) and the items described in notes (e) and
    (f). These tax benefits and provisions are excluded from adjusted results because the related charges and gains are excluded from adjusted results.

    The tax provision in the first six months of 2006 also includes a $28.8 million net benefit from a favorable audit settlement with the IRS for the ILA partnership for years 1998 through 2013, net of tax expense related to certain D&B legacy matters in dispute with D&B. This tax benefit is excluded from the adjusted tax provision because it relates to D&B legacy tax matters and is not related to IMS's core business operations. The tax provision in the second quarter of 2006 also includes a $21.4 million tax provision associated with a reorganization of several of the company's subsidiaries. This tax provision is excluded from adjusted results because this reorganization is not related to IMS's core business operations (and is an event not likely to recur in the future). Also in the first six months of 2005, $42.8 million of tax expense was recorded related to the decision to repatriate $647 million of foreign earnings back to the U.S. during 2005 under the American Jobs Creation Act of 2004 (AJCA), including a tax benefit of $24.3 million recorded in the second quarter as a result of Congress passing a technical correction to the AJCA. As the AJCA is a one-time event, this tax expense has been excluded from adjusted results.

    The tax provision in the first quarter of 2006 also includes a $28.7 million net tax benefit primarily from a favorable settlement with the IRS of the IMS corporate tax audit for years 2000-2003, net of a tax provision for a foreign jurisdiction. Adjusted results include a phasing adjustment of $7.1 million in the second quarter of 2006 and $(15.2) million in the first six months of 2006. The tax provision in the first six months of 2005 also included a $29.3 million tax benefit related to a favorable audit resolution in Japan of the tax years through 2003. Adjusted results include a phasing adjustment for the second quarter and first six months of 2005 of $7.9 million and $(15.3) million, respectively. These phasing adjustments allow the full year effective tax rate to be applied in each quarter to adjusted pretax results.

(h) Constant-dollar growth rates eliminate the impact of year-over-year foreign currency fluctuations.

(i) IMS expects SEC-reported full-year diluted earnings per share to differ from adjusted diluted EPS. For the first six months of 2006, the SEC-reported diluted EPS of $0.86 was $0.21 higher than adjusted diluted EPS of $0.65 (including FAS 123r cost/expense). See Table 10. This difference was due to net losses from IMS's investments, receipt of a merger-termination fee from VNU and related payment of a portion of the fee to our investment bankers, net tax benefits on the settlement of certain D&B legacy tax matters, tax expense on a reorganization of certain IMS subsidiaries, phasing adjustments of foreign currency hedge gains (losses) and phasing adjustments relating to a tax benefit. By year-end, it is expected that the $(0.01) foreign currency hedge loss difference and the $0.07 phasing adjustment for a tax benefit difference between SEC-reported and adjusted diluted EPS for the first six months of 2006 will reverse, resulting in no difference in these items between SEC-reported and adjusted diluted EPS for the full year. Additional items that could cause full-year 2006 SEC-reported diluted EPS to differ from adjusted diluted EPS include, but are not limited to, gains or losses from strategic actions with respect to IMS's investments. IMS is unable to predict at this time the occurrence or amount of these as well as other items that could cause full-year 2006 SEC-reported diluted EPS to differ from adjusted diluted EPS.

    Statements relating to guidance are based on current expectations as of the date of this release. These statements are forward-looking, and actual results may differ materially. IMS does not undertake to update these targets in any way or for any reason prior to discussing actual results.

Amounts presented in the financial tables may not add due to rounding.

These financial tables should be read in conjunction with IMS Health's filings previously made or to be made with the Securities and Exchange Commission.

    CONTACT: IMS Health
             Investor Relations:
             Darcie Peck, 203-319-4766
             dpeck@imshealth.com
             or
             Communications:
             Betty Nelson, 610-834-6337
             bnelson@us.imshealth.com